UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Primus Guaranty, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda (State of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)

Clarendon House, 2 Church Street Hamilton, HM 11, Bermuda (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates:	333-114818 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, par value $0.01[1] per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

Title of Each Class
to be so Registered
None

(1)	Par value shall become $0.08 per share upon completion of the initial public offering by Primus Guaranty, Ltd., reflecting a one for eight reverse share split to be effected immediately prior to such offering.

Item 1.    Description of Registrant's Securities to be Registered

The description of the Common Shares to be registered hereby is set forth under the caption "Description of Share Capital" in (i) the prospectus (subject to completion) dated September 9, 2004 and included in Part I of the Registration Statement (Registration No. 333-114818) on Form S-1 (as amended, the "Registration Statement") of the Registrant originally filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on April 23, 2004 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, which description is incorporated herein by reference.

The Registrant is applying to have the securities to be registered hereby approved for listing on the New York Stock Exchange under the symbol PRS.

Item 2.    Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Exhibit Description
3.1*	Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement)
3.2*	Bye-laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registration Statement)
4.1*	Form of share certificate of the Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement)

*	Previously filed with the Commission as exhibits to the Registration Statement and incorporated herein by reference pursuant to Rule 12b-32(a) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRIMUS GUARANTY, LTD.

Date: September 24, 2004

By: /s/ Zachary Snow
Name: Zachary Snow Title: General Counsel